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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): January 3, 2008
                                                  ---------------

                           MAGNUM D'OR RESOURCES, INC.
                           ---------------------------
             (Exact name of registrant as specified in its Charter)

           NEVADA                  0-31849                      98-0215222
           ------                  -------                      ----------
(State or other jurisdiction     (Commission                  (IRS Employer
      of incorporation)           File No.)                 Identification No.)

           1326 S.E. 17TH STREET, #513, FT. LAUDERDALE, FLORIDA 33316
           ----------------------------------------------------------
                    (Address of principal executive offices)

                                 (305) 420-6563
                                 --------------
              (Registrant's telephone number, including area code)


                                      N/A
                                      ---
         (Former Name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

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CHANGES IN CONTROL OR REGISTRANT

ITEM 5.01 CHANGE OF CONTROL

Effective December 31, 2007, Mr. Chad Curtis resigned as the Chief Executive Officer, President, and a Director of Magnum D'Or Resources, Inc. (the "Company"). In addition to developing other opportunities, Mr. Curtis will serve as a consultant to the Company.

Board member Joseph J. Glusic has been appointed as the new Chairman of the Board, Chief Executive Officer and President of the Company, and will concentrate on expanding the Company and implementing the Company's business plan that utilizes its recent license agreement with Spreelast A.G. as previously announced.

"CHAD CURTIS BROUGHT THIS COMPANY WHERE IT IS TODAY," said new CEO Joseph J. Glusic. "MR. CURTIS HAS LAID THE FOUNDATION AND PUT TOGETHER A BOARD OF INDEPENDENT DIRECTORS. HE ALSO ARRANGED FOR THE COMPANY'S "EXCLUSIVE LICENSING AGREEMENT" FOR THE MANUFACTURE OF RUBBER SHREDDING EQUIPMENT AND FOR THE OPERATION OF RECYCLING AND SCRAP PLANTS WITH SPREELAST AG FOR THE United States, Canada and China. WE ALL LOOK TO BENEFIT FROM HIS VISION AND HIS LEADERSHIP. WE ARE PLEASED CHAD WILL CONTINUE TO BE INVOLVED WITH THE COMPANY, CONTRIBUTING HIS VISION, ENERGY AND IDEAS IN HIS NEW ROLE AS A CONSULTANT TO THE COMPANY."

New CEO and Chairman Joseph J. Glusic has spent the majority of his career involved in activities associated with the production, monitoring, processing and ultimate disposal of hazardous and/or radioactive wastes. He has been a consultant to a variety of institutions that have included public, private and governmental agencies. Clients included nuclear utilities such as Commonwealth Edison Company and Northeast Utilities, as well as, Bechtel Nevada and the U.S. Department of Energy (DOE). His responsibilities have included design, operations, management, and principal ownership of companies associated with these types of functions. "WE LOOK TO GROW MAGNUM D'OR RESOURCES WITH ITS NEW TECHNOLOGY," said Mr. Glusic.

Joseph J. Glusic has spent the majority of his career involved in activities associated with the production, monitoring, processing and ultimate disposal of hazardous and/or radioactive wastes. He has been an employee of both private and public companies to a variety of institutions that included public, private and governmental agencies. Clients included nuclear utilities such as Commonwealth Edison Company and Northeast Utilities, as well as, Bechtel Nevada and the Department of Energy (DOE). His responsibilities have included design, operations, management, and principal ownership of companies associated with these types of functions. In addition, Mr. Glusic's experience has allowed him to evaluate and develop processes and technologies utilized in the handling and processing of various types of waste streams. He has also written and developed technical and regulatory documents supporting testing, operations, and reporting

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requirements. For the last several years, Mr. Glusic has also been involved in the acquisition, financing, marketing, and sale of real estate. He has a degree in Mechanical Engineering from the University of Illinois and has attended various academic and professional educational programs throughout his career to enhance his technical and managerial skills.

Exhibits

10.1     Consulting Agreement with Chad Curtis dated January 1, 2008

10.2     Employment Contract with Joseph J. Glusic dated January 1, 2008

99       Proposed press release



















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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       MAGNUM D'OR RESOURCES INC.
                                       (Registrant)



Date: January 3, 2008                  By: /s/ Joseph J. Glusic
                                           --------------------------------
                                           Joseph J. Glusic
                                           Chief Executive Officer and President


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